STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2006

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida

000-28179

59-3404233

(State or other jurisdiction

           (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 12.

Results of Operations and Financial Condition.

On November 14, 2006, the Registrant announced financial results for the quarter ended September 30, 2006.  A copy of the press release is attached hereto as an exhibit.

Item 7.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/  Abdul Ladha

_________________________________

Abdul Ladha, Chief Executive Officer

Dated:  November 14, 2006

Exhibit 99.1

PRESS RELEASE

ABLEAUCTIONS REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

OJAI, CALIFORNIA – November 14, 2006 – Ableauctions.com Inc.  (AMEX:AAC) announces the results of operations for the quarter ended September 30, 2006.

During the three months ended September 30, 2006, the Company reported revenue of $1,237,671 compared to revenue of $ 1,358,240 during the same period in 2005.   For the nine months ended September 30, 2006, the Company reported revenues of $5,079,597 compared to revenues of $3,121,833 during the same period in 2005.

The Company reported net income of $47,525 for the quarter ended September 30, 2006, compared to net income of $422,676 (which included a $310,000 gain from legal settlement) during the same period in 2005.  For the nine months ended September 30, 2006, the Company reported net income of $227,605 compared to net income of $300,914 (which included a $99,518 gain from legal settlement) during the same period in 2005.

Gross profit was $504,708 (41% of revenues) for the three-months ended September 30, 2006, compared to $407,122 (30% of revenues) during the same period in 2005.  For the nine months ended September 30, 2006, gross profit was $1,857,427 (37% of revenues) compared to gross profits of $960,938 (31% of revenues) during the same period in 2005.  The increase in gross profit as a percentage of revenue is partly attributable to the performance of the Company’s online auction business, which realizes higher gross profit margins than our liquidation services.   The Company expects gross profit margins to vary considerably from quarter-to-quarter depending on the performance of the Company’s various divisions.  Gross profits are also expected to fluctuate widely based upon the unpredictable nature of inventory available for the Company’s liquidation services to purchase and the seasonal demand for certain inventories.

Operating expenses during the three-months ended September 30, 2006 were $560,471 (45% of revenue) compared to $496,165 (37% of revenue) for the same period in 2005.  During the nine-months ended September 30, 2006, operating expenses were $1,971,506 (39% of revenue) compared to $1,134,788 (36% of revenue) for the same period in 2005.  The increases in operating expenses are primarily due to increases in commissions, advertising and promotion, and professional (accounting and legal) expenses.

The Company reported shareholders’ equity, defined as the value of the Company’s assets minus its liabilities, of $13,368,472 at September 30, 2006 compared to $12,789,331 at December 31, 2005.  Looking forward, management continues to look for innovative ways to enhance its business.  The Company’s objective is to become a leading provider of liquidation, merchandising and marketing services.  Management believes that the Company’s long term success in this area of its business depends on its continued innovation and integration of technologies and services for auctioneers, liquidators and resellers worldwide.